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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
------

PVF Capital Corp.



                                           State or Other
                                           Jurisdiction of          Percentage
Subsidiaries (1)                           Incorporation            Ownership
----------------                           ---------------          ----------

Park View Federal Savings Bank             U.S.                     100%

PVF Service Corporation                    Ohio                     100%

PVF Mortgage Corp.                         Ohio                     100%

PVF Community Development Corp.            Ohio                     100%

Mid Pines Land Co.                         Ohio                     100%

PVF Holdings Inc.                          Ohio                     100%




(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.